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Exhibit 23.1

Consent of independent registered public accounting firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 14, 2012 (except for the retrospective adoption of amendments to the accounting standard relating to the reporting and display of comprehensive income as described in Note 1, as to which the date is February 25, 2013) included in the Registration Statement (Form S-1) and related Prospectus of Cubic Corporation for the registration of shares of its common stock expected to be filed on or about February 25, 2013.

We also consent to the incorporation by reference therein of our report dated December 14, 2012 with respect to the effectiveness of internal control over financial reporting of Cubic Corporation, included in the Annual Report (Form 10-K) for the year ended September 30, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
February 25, 2013

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  Exhibit 23.1
Consent of independent registered public accounting firm